MUTUAL WAIVER PURSUANT TO SECTIONS 8.2(e) and 8.3(e)
                               OF MERGER AGREEMENT

     This Mutual Waiver is hereby made as of December 19, 1995 by Alamar Biosciences, Inc. ("Alamar"), and AccuMed, Inc. ("AccuMed"). Reference is made to the Agreement and Plan of Reorganization dated as of April 21, 1995 by Alamar and AccuMed, as amended by Amendment No. 1 dated as of August 1, 1995, and Amendment No. 2 dated as of October 6, 1995 (the "Merger Agreement"). Terms not otherwise defined herein shall have the same meanings as when used in the Merger Agreement.

     1. Each of Alamar and AccuMed  hereby waives the  requirements  pursuant to
Section 8.2(e) and Section 8.3(e), respectively, that Employment Agreements be executed between the Surviving Corporation and Peter P. Gombrich, Kenn Miller, Mark L. Santor, Derek Kelly, Roger Grist, and Michael D. Burke.

     2. Each of the parties hereby consents to and agrees that the surviving Corporation shall adopt and assume the obligations under the (i) Employment Agreement dated as of August 1, 1994, between Mr. Gombrich and AccuMed, (ii) the Employment Letter dated March 2, 1995 between Accumed and Mr. Miller, (iii) the Employment Letter dated February 28, 1995 between Accumed and Mr. Santor, and
(iv) the Employment Agreement as in effect between AccuMed and Mr. Burke as of the date hereof, and that the Service Agreement between Sensititre and Mr. Kelly dated May 9, 1994 and the Service Agreement between Dr. Grist and Sensititre as in effect on the date hereof shall continue in full force and effect after the Effective Time of the Merger.



                                        ALAMAR BIOSCIENCES, INC.
                                        a California corporation


                                        By:  /s/  Mark L. Santor
                                             ---------------------------
                                             Mark L. Santor
                                             Chief Financial Officer




                                        ACCUMED, INC.,
                                        a California corporation


                                        By:  /s/  Peter P. Gombrich
                                             ---------------------------
                                             Peter P. Gombrich
                                             Chief Executive Officer